                                               Filed pursuant to Rule 424(b)(3)
                                               Registration No. 333-41079



                                EMC CORPORATION

                       3,660,000 SHARES OF COMMON STOCK

                                ---------------

  This Prospectus relates to up to 3,660,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of EMC Corporation (the "Company") that may be offered and sold to participants and Immediate Family Members (as defined below) of certain participants in the EMC Corporation 1985 Stock Option Plan, as amended from time to time (the "1985 Plan"), the EMC Corporation 1992 Stock Option Plan for Directors, as amended from time to time (the "1992 Plan"), and the EMC Corporation 1993 Stock Option Plan, as amended from time to time (the "1993 Plan" and, together with the 1985 Plan and the 1992 Plan, collectively, the "Plans") upon the exercise of non-qualified stock options ("NQSOs") granted to such participants under the Plans (the "Stock Options") that have been or may be transferred by such participants (each a "Participant Transferor") to Immediate Family Members ("Transferred Options"), in accordance with the terms of the respective Plans and the grant documents specifying the terms and conditions of such Stock Options. "Immediate Family Members" means the children, grandchildren, spouse or common law spouse, siblings or parents of the participant or bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are such persons or the participant.

  The Company will sell the Shares to Plan participants and Immediate Family Members in accordance with the terms of the Stock Options or the Transferred Options, respectively. Certain of the Shares may be sold to affiliates of the Company. Such affiliates will not resell such Shares except pursuant to an effective registration statement covering such resale or pursuant to an exemption from such registration, including, among others, the exemption provided by Rule 144 under the Securities Act of 1933, as amended. The exercise price of each Stock Option and each Transferred Option has been or will be determined by the Board of Directors of the Company or the Committee (as defined herein).

  The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "EMC." On December 10, 1997 the closing sale price of the Common Stock on the NYSE was $26.00 per share.

                                ---------------

 THE SHARES HAVE NOT BEEN APPROVED  BY THE SECURITIES AND EXCHANGE COMMISSION
   OR  ANY  STATE  SECURITIES  COMMISSION,  NOR  HAVE  THESE  ORGANIZATIONS
     DETERMINED  THAT  THIS  PROSPECTUS  IS  ACCURATE  OR  COMPLETE.   ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT
    WE HAVE REFERRED YOU TO. WE  HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU
      WITH INFORMATION THAT IS DIFFERENT.

                                ---------------

 THIS PROSPECTUS DOES  NOT CONSTITUTE AN OFFER TO SELL, OR  A SOLICITATION OF
   AN  OFFER TO  PURCHASE  THE SHARES  OFFERED  BY THIS  PROSPECTUS  IN ANY
     JURISDICTION IN WHICH, OR TO OR FROM  ANY PERSON TO OR FROM WHOM,  IT
      IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER.

                                ---------------

NEITHER  THE DELIVERY OF  THIS PROSPECTUS NOR ANY  DISTRIBUTION OF THE  SHARES
 OFFERED  PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES,  CREATE
  ANY  IMPLICATION THAT  THERE HAS  BEEN NO  CHANGE IN  THE INFORMATION  SET
   FORTH  HEREIN OR IN THE  AFFAIRS OF THE COMPANY  SINCE THE DATE OF  THIS
    PROSPECTUS  OR THAT THE INFORMATION HEREIN  IS CORRECT AS OF  ANY TIME
     SUBSEQUENT TO ITS DATE.

               The date of this Prospectus is December 11, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Information by Reference..........................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Determination of Offering Price............................................   4
Description of the Plans and the Stock Options.............................   5
Federal Income Tax Consequences............................................  13
Plan of Distribution.......................................................  14
Legal Matters..............................................................  14
Experts....................................................................  14

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's internet Web site at http://www.sec.gov. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission with respect to the securities to which this Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement including the exhibits thereto, which may be inspected at the above referenced public reference facilities of the Commission. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The description of the Common Stock of the Company on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on March 4, 1988, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 1-9853), the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and the Company's Current Reports on Form 8-K dated March 13, 1997 and October 22, 1997 are hereby incorporated by reference in this Prospectus.

  In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement of which this Prospectus forms a part and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for such copies should be directed to: Investor Relations Department, EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748 (telephone number (508) 435-1000).

                                  THE COMPANY

  The Company designs, manufactures, markets and supports a wide range of storage-related hardware, software and service products for the multi-billion dollar market for mainframe, open systems and network attached storage systems. The Company has become a leading supplier of intelligent enterprise storage and retrieval technology for both mainframe and open systems environments. These products are sold as storage solutions for customers utilizing a variety of the world's most popular computer system platforms. The Company's products provide solutions for a wide range of customer storage requirements, from the highest performance mission critical applications to extremely high capacity business support applications.

  The Company was organized as a Massachusetts corporation in August 1979. The Company's corporate headquarters is located at 171 South Street, Hopkinton, Massachusetts 01748, and the telephone number is (508) 435-1000.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds from the sale of the Shares offered hereby for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

  The Company will sell the Shares to Plan participants and Immediate Family Members in accordance with the terms of the Stock Options and Transferred Options, respectively. The exercise price of each Stock Option and each Transferred Option has been or will be determined by the Board of Directors of the Company or the Committee (as defined herein).

                DESCRIPTION OF THE PLANS AND THE STOCK OPTIONS

INFORMATION RELATING TO STOCK OPTIONS

  Information relating to the exercise of Stock Options by Plan participants and the related federal income tax consequences is described in the written information regarding the applicable Plan under which such Stock Options were issued, copies of which have been furnished to Plan participants. Copies of such information will be furnished promptly without charge to Plan participants and Immediate Family Members upon written or oral request.

INFORMATION RELATING TO TRANSFERRED OPTIONS

1985 PLAN

 General Information

  The Transferred Options that were originally awarded under the 1985 Plan are subject to the provisions of the 1985 Plan. A copy of the 1985 Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the 1985 Plan summarizes certain material provisions of the 1985 Plan, but does not purport to be complete and is qualified in its entirety by reference to the 1985 Plan.

  The 1985 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

  Currently, the total number of shares of Common Stock that are authorized to be issued under the 1985 Plan is 72,000,000. As of November 18, 1997, 64,519,938 shares have been issued, 6,661,642 are subject to outstanding options and 818,420 are available for future grant.

  The 1985 Plan is administered by the Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") and, to the extent provided in the 1985 Plan, by the Board of Directors. The Board of Directors or the Committee approves all transactions under the 1985 Plan and determines the provisions of options to be granted under the 1985 Plan.

 Amendment of the 1985 Plan

  The Board of Directors may at any time or times amend the 1985 Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the 1985 Plan as to any further grants of options, provided that no such amendment shall, without the approval of the stockholders of the Company, inter alia, (a) increase the maximum number of shares available under the 1985 Plan, (b) change the group of employees eligible to receive options under the 1985 Plan, (c) extend the time within which options may be granted, or (d) change the amendment provisions of the 1985 Plan, and no such amendment shall adversely affect the rights of any employee (without the employee's consent) under any option previously granted.

 Transferred Options

  Type of Options. Transferred Options granted under the 1985 Plan are or will be NQSOs.

  Option Price. The exercise price of all Transferred Options under the 1985 Plan has been or will be determined by the Board of Directors or the Committee on the date of grant, and is or will be set forth in the option grant.

  Payment. The shares of stock purchased upon any exercise of a Transferred Option shall be paid for in full in cash or, if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, by a combination of cash and Common Stock.

  Exercise of Options. Transferred Options under the 1985 Plan are exercisable at such time or times as the Board of Directors or the Committee shall determine. In the case of an option that is exercisable in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised. An Immediate Family Member electing to exercise an option must give written notice to the Company of the election, accompanied by an option exercise notice, any documents required by the Board of Directors or the Committee, and the purchase price. The Board of Directors or the Committee may require the Immediate Family Member to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1985 Plan.

  Tax Withholding. It is a condition of exercise that the Participant Transferor of the Transferred Option satisfy any applicable tax withholding requirements associated with the exercise. The Immediate Family Member must ensure that the Participant Transferor is aware of the exercise and is prepared to satisfy any necessary withholding obligations. For a discussion of the federal income tax consequences, see "Federal Income Tax Consequences."

  Transferability. Under the 1985 Plan, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that the Board of Directors or the Committee may allow for transferability of NQSOs to Immediate Family Members of the option holder, and options may be exercised by an Immediate Family Member only in accordance with the provisions outlined below.

  Upon transfer to an Immediate Family Member, the Transferred Option continues to be governed by and subject to the terms and limitations of the 1985 Plan and the relevant grant, and the Immediate Family Member is required to abide by the Company's then current stock option transfer guidelines and is entitled to the same rights thereunder as the Participant Transferor, as if no transfer had taken place. Accordingly, the rights of the Immediate Family Member are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture upon termination of the Participant Transferor's employment with the Company.

 Exercise of Transferred Options by Immediate Family Members

  A Transferred Option may be exercised by an Immediate Family Member at any time from the time first set by the Board of Directors or the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Transferred Option (as may be affected by the Participant Transferor's employment status as described below).

  The purchase price of the shares as to which Transferred Options are exercised shall be paid to the Company at the time of exercise in the manner described above. See "Transferred Options--Exercise of Options."

  Upon exercise of a Transferred Option by an Immediate Family Member, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

  A Transferred Option will be deemed exercised on the date the Company has received a copy of the option exercise notice, completed in all respects and signed by the Immediate Family Member (accompanied by payment of the exercise price). The Transferred Option shares will generally be transferred to the Immediate Family Member as of the day that (i) the above conditions have been met, (ii) the funds and/or shares of Common Stock paid by the Immediate Family Member in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's tax withholding obligations have been satisfied.

  Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Immediate Family Member or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

  Termination. Because Stock Options transferred to Immediate Family Members continue to be governed by the terms of the 1985 Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate upon termination of a participant's employment as set forth below.

  Under the 1985 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the Participant Transferor's employment with the Company, unless the Committee or the Board of Directors specifies otherwise. However, if a Participant Transferor dies at a time when an Immediate Family Member is entitled to exercise an option, then the portion formerly exercisable by the Immediate Family Member may be exercised by the Immediate Family Member within three years of the death of the Participant Transferor. Shares which are not delivered because of termination of options may be reused for other options.

 Changes in Capital

  If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Stock, the number and kind of shares subject to the 1985 Plan and/or the option prices shall be appropriately and equitably adjusted by the Committee or the Board of Directors. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options exercisable at least twenty days prior to the effective date of such dissolution, liquidation, consolidation or merger, or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

1992 PLAN

 General Information

  The Transferred Options that were originally awarded under the 1992 Plan are subject to the provisions of the 1992 Plan. A copy of the 1992 Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes certain material provisions of the 1992 Plan, but does not purport to be complete and is qualified in its entirety by reference to the 1992 Plan.

  The 1992 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of ERISA.

  Currently, the total number of shares of Common Stock that are authorized to be issued under the 1992 Plan is 3,600,000. As of November 18, 1997, 807,332 shares have been issued, 2,312,668 are subject to outstanding options and 480,000 are available for future grant.

  The 1992 Plan is administered by the Board of Directors and the Committee as set forth in the 1992 Plan. The Board of Directors or the Committee approves all transactions under the 1992 Plan and determines the provisions of options to be granted under the 1992 Plan.

 Amendment of the 1992 Plan

  The Board of Directors may at any time, or times, amend the 1992 Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the 1992 Plan as to any further grants of options, provided that (except to the extent expressly required or permitted in the 1992 Plan) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the 1992 Plan; (b) increase the number of options to be granted to Eligible Directors;
(c) amend the definition of Eligible Directors so as to enlarge the group of directors eligible to receive options under the 1992 Plan; (d) reduce the price at which options may be granted other than as permitted in the 1992 Plan; or (e) change the amendment provisions of the 1992 Plan.

 Transferred Options

  Type of Options. Transferred Options granted under the 1992 Plan are or will be NQSOs. The Transferred Options may be either formula options, awarded to each Eligible Director (as defined in the 1992 Plan) or discretionary options (as defined in the 1992 Plan), awarded to Eligible Directors in the sole discretion of the Board of Directors or the Committee.

  Option Price. The exercise price of all Transferred Options under the 1992 Plan has been or will be determined by the Board of Directors or the Committee on the date of grant, and is or will be set forth in the option grant.

  Payment. The shares of stock purchased upon any exercise of a Transferred Option shall be paid for in full in cash, or if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, by a combination of cash and Common Stock.

  Exercise of Options. Transferred Options under the 1992 Plan are exercisable in accordance with the provisions of the 1992 Plan. Each formula option shall become exercisable in increments of 33 1/3% of the shares covered thereby on each of the first through third anniversaries of the grant. Each discretionary option shall become exercisable at such time or times as the Committee or the Board of Directors shall determine. The latest date on which an option may be exercised is the date ten years after the date the option was granted. An Immediate Family Member electing to exercise an option must give written notice to the Company of the election, accompanied by an option exercise notice, any documents required by the Board of Directors or the Committee, and the purchase price. The Board of Directors or the Committee may require the Immediate Family Member to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1992 Plan.

  Taxes. It is a condition of exercise that the Participant Transferor of the Transferred Option satisfy any applicable tax requirements associated with the exercise. The Immediate Family Member must ensure that the Participant Transferor is aware of the exercise and is prepared to satisfy any necessary tax obligations. For a discussion of the federal income tax consequences, see "Federal Income Tax Consequences."

  Transferability. Under the 1992 Plan, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that the Board of Directors or the Committee may allow for transferability of NQSOs to Immediate Family Members of the option holder, and options may be exercised by an Immediate Family Member only in accordance with the provisions outlined below.

  Upon transfer to an Immediate Family Member, the Transferred Option continues to be governed by and subject to the terms and limitations of the 1992 Plan and the relevant grant, and the Immediate Family Member is required to abide by the Company's then current stock option transfer guidelines and is entitled to the same rights thereunder as the Participant Transferor, as if no transfer had taken place. Accordingly, the rights of the Immediate Family Member are subject to the terms and limitations of the original grant to the Participant

Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture upon termination of the Participant Transferor's employment with the Company.

 Exercise of Transferred Options by Immediate Family Members

  A Transferred Option may be exercised by an Immediate Family Member at any time from the time first set by the Board of Directors or the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Transferred Option (as may be affected by the Participant Transferor's status as a director as described below).

  The purchase price of the shares as to which Transferred Options are exercised shall be paid to the Company at the time of exercise in the manner described above. See "Transferred Options--Exercise of Options."

  Upon exercise of a Transferred Option by an Immediate Family Member, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

  A Transferred Option will be deemed exercised on the date the Company has received a copy of the option exercise notice, completed in all respects and signed by the Immediate Family Member (accompanied by payment of the exercise price). The Transferred Option shares will generally be transferred to the Immediate Family Member as of the day that (i) the above conditions have been met, (ii) the funds and/or shares of Common Stock paid by the Immediate Family Member in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's tax withholding obligations have been satisfied.

  Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Immediate Family Member or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

  Termination. Because Stock Options transferred to Immediate Family Members continue to be governed by the terms of the 1992 Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's status as a director. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate upon termination of a participant's service with the Company as set forth below.

  Under the 1992 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the Participant Transferor's service with the Company, unless the Committee or the Board of Directors specifies otherwise. However, if a Participant Transferor dies at a time when an Immediate Family Member is entitled to exercise an option, then the portion formerly exercisable by the Immediate Family Member may be exercised by the Immediate Family Member within three years of the death of the Participant Transferor. Shares which are not delivered because of termination of options may be reused for other options.

 Changes in Capital

  If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Stock, the number and kind of shares subject to the 1992 Plan and/or the option prices shall be appropriately and equitably adjusted by the Committee or the Board of Directors. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options exercisable at least twenty days prior to the effective date of such dissolution, liquidation, consolidation or merger, or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

1993 PLAN

 General Information

  The Transferred Options that were originally awarded under the 1993 Plan are subject to the provisions of the 1993 Plan. A copy of the 1993 Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the 1993 Plan summarizes certain material provisions of the 1993 Plan, but does not purport to be complete and is qualified in its entirety by reference to the 1993 Plan.

  The 1993 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of ERISA.

  Currently, the total number of shares of Common Stock that are authorized to be issued under the 1993 Plan is 28,000,000. As of November 18, 1997, 2,882,466 shares have been issued, 18,458,820 shares are subject to outstanding options and 6,658,714 shares are available for future grants.

  The 1993 Plan is administered by the Board of Directors and the Committee, as set forth in the 1993 Plan. The Board of Directors or the Committee approves all transactions under the 1993 Plan and determines the provisions of options to be granted under the 1993 Plan.

 Amendment of the 1993 Plan

  The Board of Directors may at any time or times amend the 1993 Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the 1993 Plan as to any further grants of options, provided that no such amendment shall, without the approval of the stockholders of the Company, inter alia, (a) increase the maximum number of shares available under the 1993 Plan, (b) change the group of employees eligible to receive options under the 1993 Plan, (c) extend the time within which options may be granted, or (d) change the amendment provisions of the 1993 Plan, and no such amendment shall adversely affect the rights of any employee (without the employee's consent) under any option previously granted.

 Transferred Options

  Type of Options. Transferred Options under the 1993 Plan are or will be NQSOs.

  Option Price. The exercise price of all Transferred Options under the 1993 Plan has been or will be determined by the Board of Directors or the Committee on the date of grant, and is or will be set forth in the option grant.

  Payment. The shares of stock purchased upon any exercise of a Transferred Option shall be paid for in full in cash or, if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, by a combination of cash and Common Stock.

  Exercise of Options. Transferred Options under the 1993 Plan are exercisable at such time or times as the Board of Directors or the Committee shall determine. In the case of an option that is exercisable in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised. An Immediate Family Member electing to exercise an option must give written notice to the Company of the election, accompanied by an option exercise notice, any documents required by the Board of Directors or the Committee, and the purchase price. The Board of Directors or the Committee may require the Immediate Family Member to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1993 Plan.

  Tax Withholding. It is a condition of exercise that the Participant Transferor of the Transferred Option satisfy any applicable tax withholding requirements associated with the exercise. The Immediate Family Member must ensure that the Participant Transferor is aware of the exercise and is prepared to satisfy any necessary withholding obligations. For a discussion of the federal income tax consequences, see "Federal Income Tax Consequences."

  Transferability. Under the 1993 Plan, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that the Board of Directors or the Committee may allow for transferability of NQSOs to Immediate Family Members of the option holder, and options may be exercised by an Immediate Family Member only in accordance with the provisions outlined below.

  Upon transfer to an Immediate Family Member, the Transferred Option continues to be governed by and subject to the terms and limitations of the 1993 Plan and the relevant grant, and the Immediate Family Member is required to abide by the Company's then current stock option transfer guidelines and is entitled to the same rights thereunder as the Participant Transferor, as if no transfer had taken place. Accordingly, the rights of the Immediate Family Member are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture upon termination of the Participant Transferor's employment with the Company.

 Exercise of Transferred Options by Immediate Family Members

  A Transferred Option may be exercised by an Immediate Family Member at any time from the time first set by the Board of Directors or the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Transferred Option (as may be affected by the Participant Transferor's employment status as described below).

  The purchase price of the shares as to which Transferred Options are exercised shall be paid to the Company at the time of exercise in the manner described above. See "Transferred Options--Exercise of Options."

  Upon exercise of a Transferred Option by an Immediate Family Member, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

  A Transferred Option will be deemed exercised on the date the Company has received a copy of the option exercise notice, completed in all respects and signed by the Immediate Family Member (accompanied by payment of the exercise price). The Transferred Option shares will generally be transferred to the Immediate Family Member as of the day that (i) the above conditions have been met, (ii) the funds and/or shares of Common Stock paid by the Immediate Family Member in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's tax withholding obligations have been satisfied.

  Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Immediate Family Member or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

  Termination. Because Stock Options transferred to Immediate Family Members continue to be governed by the terms of the 1993 Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate upon termination of a participant's employment as set forth below.

  Under the 1993 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the Participant Transferor's employment with the Company, unless the Committee or the Board of Directors specifies otherwise. However, if a Participant Transferor dies at a time when an Immediate Family Member is entitled to exercise an option, then the portion formerly exercisable by the Immediate Family Member may be exercised by the Immediate Family Member within three years of the death of the Participant Transferor. Shares which are not delivered because of termination of options may be reused for other options.

 Changes in Capital

  If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Stock, the number and kind of shares subject to the 1993 Plan and/or the option prices shall be appropriately and equitably adjusted by the Committee or the Board of Directors. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options exercisable at least twenty days prior to the effective date of such dissolution, liquidation, consolidation or merger, or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

                        FEDERAL INCOME TAX CONSEQUENCES

  Prior to making a transfer of a Stock Option, a participant should consult with his or her personal tax advisors concerning the possible federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein. The discussion of federal income tax consequences for the Participant Transferor and the Immediate Family Member set forth below assumes that the Transferred Option does not have a readily ascertainable fair market value at the date of grant and that the transfer of a Stock Option during a participant's lifetime is made by way of gift and no consideration is received therefor.

  Federal Income Tax Consequences for Participant Transferors. A Participant Transferor who transfers a Stock Option by way of gift to an Immediate Family Member or a trust for the benefit of an Immediate Family Member or a partnership in which only Immediate Family Members are partners will not recognize income at the time of the transfer. Instead, at the time the Immediate Family Member exercises the Transferred Option, the Participant Transferor will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. (Special rules may apply to participants subject to potential liability under Section 16(b) of the Exchange Act, which may defer the recognition of compensation income.) Moreover, such income will be subject to payment and withholding of income and FICA taxes. Normally, Participant Transferors may satisfy the withholding obligation by writing a check to the Company or by another method permitted by the Company. Subject to certain limitations, the Company will generally be entitled to claim a federal income tax deduction at such time and in the same amount that the Participant Transferor recognizes as ordinary income. In the event the Immediate Family Member exercises the Transferred Option after the death of the Participant Transferor, any such ordinary income will generally be recognized by the Participant Transferor's estate.

  Federal Income Tax Consequences for Immediate Family Members. An Immediate Family Member will not recognize income at the time of the transfer of a Stock Option. As described in the preceding paragraph, the Participant Transferor (or the estate of the Participant Transferor, as the case may be) and not the Immediate Family Member will generally recognize ordinary compensation income at the time the Immediate Family Member exercises the Transferred Option. An Immediate Family Member who chooses to exercise a Transferred Option in whole or in part by delivery of other shares of Common Stock already owned by the Immediate Family Member should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

  Federal Income Tax Consequences on Subsequent Sale of Stock. If shares acquired upon exercise of a Transferred Option are later sold or exchanged, then the difference between the sale price and the Immediate Family Member's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the Immediate Family Member) depending upon whether the stock has been held for more than one year after the exercise date. The tax basis for the shares in the hands of the Immediate Family Member would be the exercise price for the Transferred Option plus the amount of the income recognized by the Participant Transferor (or the estate of the Participant Transferor, as the case may be) at the time of exercise.

                             PLAN OF DISTRIBUTION

  The Shares are being registered to permit the sale by the Company of such Shares to certain Plan participants or Immediate Family Members upon the exercise of Stock Options or Transferred Options, respectively. The Company has agreed, among other things, to bear all expenses in connection with the Registration Statement and the sale of the Shares covered by this Prospectus. The Shares may be sold from time to time in one or more transactions at offering prices determined in accordance with the terms of the Stock Options or the Transferred Options, as the case may be. Certain of the Shares may be sold to affiliates of the Company. Such affiliates will not resell such Shares except pursuant to an effective registration statement covering such resale or pursuant to an exemption from such registration, including, among others, the exemption provided by Rule 144 under the Securities Act of 1933, as amended.

  The Common Stock is listed for trading on the New York Stock Exchange, and the Shares have been approved for listing on the New York Stock Exchange.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Ropes & Gray, One International Place, Boston, Massachusetts. Certain partners of Ropes & Gray are the beneficial owners of an aggregate of approximately 48,000 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 30, 1995 and December 31, 1996 and for each of the three years in the period ended December 31, 1996 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Information by Reference..........................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Determination of Offering Price............................................   4
Description of the Plans and the Stock Options.............................   5
Federal Income Tax Consequences............................................  13
Plan of Distribution.......................................................  14
Legal Matters..............................................................  14
Experts....................................................................  14

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                               3,660,000 SHARES

                                    EMC/2/

                                EMC CORPORATION

                                 COMMON STOCK


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                                  PROSPECTUS

                               DECEMBER 11, 1997

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